UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2017

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Chief Financial Officer.

On July 10, 2017, Analogic Corporation (the “Company”) informed Mark Frost of its intention to replace Mr. Frost as the Company’s Senior Vice President, Chief Financial Officer and Treasurer. On July 12, 2017, the Company’s Board of Directors removed Mr. Frost from such positions, effective July 13, 2017.

(c)	Appointment of Chief Financial Officer.

Also on July 12, 2017, the Company’s Board of Directors appointed Michael Bourque as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective July 13, 2017. In this role, Mr. Bourque will serve as the Company’s principal financial officer and will continue to serve as the Company’s principal accounting officer.

There are no family relationships between Mr. Bourque and any of the Company’s directors, executive officers or persons nominated or chosen to be directors or executive officers.

Mr. Bourque, age 54, joined the Company as its Vice President and Corporate Controller in October 2014. He also served as the Company’s Interim Chief Financial Officer and Treasurer from April through November 2015. Prior to joining the Company, he held a number of financial leadership roles in the medical and technology industries. From July 2011 to October 2014 Mr. Bourque served as Vice President and Corporate Controller of Axcelis Technologies, Inc. (“Axcelis”), a publicly traded supplier of products for the semiconductor manufacturing industry worldwide. He served as a financial consultant to Axcelis from April 2011 to July 2011. From November 2002 through October 2010, he served in a variety of finance and accounting roles, including Director of Corporate Accounting and Assistant Corporate Controller, at Charles River Laboratories, Inc., a publicly traded provider of products and services to leading pharmaceutical, biotechnology, government and academic organizations around the world. Earlier in his career, Mr. Bourque held various positions of increasing responsibility in the audit practice at Ernst & Young, LLP. Mr. Bourque, a certified public accountant, holds a Bachelor of Science degree in accountancy from Bentley University.

Other than compensation solely resulting from his employment by the Company, there have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, in which Mr. Bourque had or will have a direct or indirect material interest.

Item 8.01	Other Events

On July 13, 2017, the Company issued a press release announcing the departure of Mr. Frost and the appointment of Mr. Bourque as the Company’s Senior Vice President, Chief Financial Officer and Treasurer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

July 13, 2017	By:	/s/ John J. Fry
Name: John J. Fry
Title: Senior Vice President, General Counsel and Secretary